UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 8, 2008

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	0-3821	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The Board of Directors at its meeting of January 8, 2008, approved, in accordance with Article X of the Company’s Second Amended and Restated By-Laws (the “By-Laws”), the Third Amended and Restated By-Laws of the Company (the “Amended By-Laws”). The Amended By-Laws amend Article II, Section 2 of the By-Laws to provide for the Board of Directors to designate the date and time of the Company’s annual meeting. The By-Laws previously provided that the annual meeting was to occur in May of each year. The Board of Directors believes that this amendment will provide flexibility in setting the date and time of future annual meetings. The text of amended Article II, Section 2 of the By-Laws is attached as Exhibit 3.4.

Item 9.01 Exhibits

Exhibit No.	Item
3.4	Amended Article II Section 2 of Gencor Industries, Inc. By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENCOR INDUSTRIES, INC.

January 11, 2008	By:	/s/ E.J. Elliott
E.J. Elliott, Chairman and Chief Executive Officer

January 11, 2008	By:	/s/ Scott W. Runkel
Scott W. Runkel, Chief Financial Officer